Exhibit 10.1

FIRST AMENDMENT TO
THE BLACK & DECKER SUPPLEMENTAL PENSION PLAN
(January 1, 2008 Restatement)

Pursuant to the powers of amendment reserved under Section 17 of The Black & Decker Supplemental Pension Plan, as amended and restated effective January 1, 2008 (the “Plan”), Black & Decker (U.S.) Inc. (the “Sponsor”) hereby amends the Plan as follows, effective on the dates specified herein:

FIRST CHANGE

Effective for any payment made after May 31, 2009, Section 5 of the Plan is amended by the addition of the following as a new Section 5(c):

(c)
Notwithstanding the provisions of Section 5(a), and except as provided in Section 5(b), the Pension Committee may, in its discretion, direct that the Actuarial Equivalent of the Participant’s Supplemental Pension (including the Actuarial Equivalent of the remaining installments of the Participant’s Supplemental Pension) be paid to the Participant in a single lump sum payment provided that (i) such payment is in connection with and results in the complete termination and liquidation of the entirety of the Participant’s interest under the Plan and any other plan required to be aggregated with the Plan under Treas. Reg. §1.409A-1(c)(2), and (ii) the amount of the payment is not greater than the applicable dollar amount under Code Section 402(g)(1)(B).

SECOND CHANGE

Effective for any payment made after May 31, 2009, Section 6 of the Plan is amended by the addition of the following as a new Section 6(d):

(d)
Notwithstanding the provisions of this Section 6, and except as provided in Section 6(c), the Pension Committee may, in its discretion, direct that the Actuarial Equivalent of any death benefit (including the Actuarial Equivalent of the remaining installments of any death benefit) be paid to the Participant’s surviving spouse or Beneficiary (as applicable) in a single lump sum payment provided that (i) such payment is in connection with and results in the complete termination and liquidation of the entirety of the spouse’s or

Beneficiary’s interest under the Plan and any other plan required to be aggregated with the Plan under Treas. Reg. §1.409A-1(c)(2), and (ii) the amount of the payment is not greater than the applicable dollar amount under Code Section 402(g)(1)(B).

THIRD CHANGE

Effective as of January 1, 2008, the references to Section 5(d) in Section 6(a) and in Section 6(b) of the Plan are changed to Section 5(b) and Section 6(c) respectively; and the reference to Section 5(d) in Section 6(c) of the Plan is changed to Section 6(c).

The Plan, as amended by the foregoing change, is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the Sponsor has caused this Amendment to be executed on this 29th day of May 2009.

WITNESS:                                                                                                      BLACK & DECKER (U.S.) INC.

/s/ SIOBHAN E. MILLER                                                                           By:   /s/ WILLIAM G. BRUNER, III
                                                    Vice President